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                                                                Exhibit (11)(b)




                               CONSENT OF COUNSEL


                           We hereby consent to the use of our name and to
the reference to our Firm under the caption "Custodian, Counsel and Independent Auditors" in the Statement of Additional Information that is included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of Investment Services for Education Associations Trust. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.





                                              /s/ DRINKER BIDDLE & REATH LLP
                                              ----------------------------------
                                              DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
July 11, 1997